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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT


                                                       STATE OF
COMPANY NAME                                           INCORPORATION
------------                                           -------------

Beech Mountain Lakes Corporation                       Pennsylvania
Carolina Landing Corporation                           South Carolina
Carriage Manor Corporation                             North Carolina
Cherokee Landing Corporation                           Tennessee
Chief Creek Corporation                                Tennessee
Dixie Resort Corporation                               Mississippi
Foxwood Corporation                                    South Carolina
GL Land Development, Inc.                              Oklahoma
Lake Royale Corporation                                North Carolina
Lake Tansi Village, Inc.                               Delaware
LML Resort Corporation                                 Alabama
Natchez Trace Wilderness Preserve Corporation          Tennessee
National American Corporation                          Nevada
Quail Hollow Plantation Corporation                    Tennessee
Quail Hollow Village, Inc.                             Pennsylvania
Recreation Land Corporation                            Pennsylvania
Recreation Properties, Inc.                            Mississippi
Resort Land Corporation                                Arkansas
Resort Parks International, Inc.                       Georgia
Tansi Resort, Inc.                                     Tennessee
The Kinston Corporation                                South Carolina
The Villas of Hickory Hills, Inc.                      Mississippi
Thousand Trails (Canada) Inc.                          British Columbia
TT Offshore, Ltd.                                      Virginia
UST Wilderness Management Corporation                  Nevada
Western Fun Corporation                                Texas
Westwind Manor Corporation                             Texas
Wolf Run Manor Corp.                                   Pennsylvania
Yuba Investment Corp.                                  California